UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 2007

HEALTH CARE PROPERTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3760 Kilroy Airport Way, Suite 300 Long Beach, California		90806
(Address of Principal Executive Offices)		(Zip Code)

(562) 733-5100
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers.

On July 26, 2007, the Compensation Committee of the Board of Directors of Health Care Property Investors, Inc. (the “Company”) approved a Change in Control Severance Plan (the “CIC Plan”) to provide greater consistency between the severance protections afforded certain eligible executives of the Company and to replace certain outstanding employment and change in control agreements with those executives.  The following summary of the CIC Plan is qualified in its entirety by reference to the text of the CIC Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Under the CIC Plan, if, during the term of the CIC Plan, a change in control of the Company occurs and a participant’s employment with the Company is terminated by the Company without cause or by the participant for good reason within the two year period following the change in control, the participant will generally be entitled to receive the following benefits: (1) a cash lump sum payment equal to the participant’s “severance multiplier” (as determined by the Compensation Committee) times the sum of (i) the participant’s base salary plus (ii) the greater of 1/3rd of the participant’s base salary or average annual bonus for the preceding three years (based only on complete fiscal years in which the participant was employed); (2) a lump sum cash payment equal to the expected cost of COBRA premiums for medical coverage for 12 times the “severance multiplier”; (3) if not then fully-vested, full vesting in the participant’s benefits under the Company’s non-qualified pension, profit sharing or defined contribution plans plus a lump sum cash payment equal to the participant’s then unvested benefits under the Company’s 401(k) plan; (4) a lump sum cash payment of the participant’s prorated annual bonus amount for the year of termination; (5) continued directors and officers’ insurance coverage for six years following the termination date; and (6) full acceleration of vesting of any time-based vesting schedules applicable to the participant’s equity awards (with twelve months to exercise options). (For these purposes, the terms “cause,” “good reason” and “change in control” are each defined in the CIC Plan.)  In addition, participants will be entitled to a full gross-up for any excise taxes imposed under Section 280G and Section 4999 of the U.S. Internal Revenue Code of 1986 (the “Code”) on the benefits payable to the participant in connection with the change in control if a “cut back” of those benefits by not more than $25,000 will not avoid the imputation of those taxes.  A participant’s right to receive benefits under the CIC Plan is subject to the execution of a release of claims in favor of the Company upon the termination of the participant’s employment.  Participants are subject to confidentiality, non-solicitation and non-competition restrictive covenants.

The Compensation Committee also designated each of the Company’s executive officers who was named in the Summary Compensation Table of the Company’s Proxy Statement for its 2007 Annual Meeting of Stockholders, other than James F. Flaherty III, as a participant in the CIC Plan, subject to the executive’s entry into a participation agreement with the Company terminating any existing change in control agreement between the Company and the executive that includes severance provisions.  Each named executive’s severance multiplier under the CIC Plan is two times (2x).  Mr. Flaherty was not designated as a participant in the CIC Plan as his Employment Agreement with the Company entered into in October 2005 will continue in effect.

Item 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)          Exhibits.

10.1         Change in Control Severance Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HEALTH CARE PROPERTY INVESTORS, INC.
(Registrant)

		By:	/s/ Edward J. Henning
Date:	August 1, 2007		Edward J. Henning
Executive Vice President, General Counsel and Corporate Secretary